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                                  Exhibit 23.1

                       Consent of Independent Accountants

We consent to the incorporation by reference in this registration statement on Form S-8 of our report, dated February 23, 1998, on our audits of the consolidated financial statements of Vertex Pharmaceuticals Incorporated.

                                   /s/ Coopers and Lybrand  L.L.P.

Boston, Massachusetts
June 5, 1998



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